EXHIBIT 4.1


                 WAKE FOREST FEDERAL SAVINGS & LOAN ASSOCIATION

                             1997 STOCK OPTION PLAN



                         ------------------------------





                            Adopted November 21, 1996
                        Effective as of January 22, 1997

                                TABLE OF CONTENTS
                                -----------------
                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------

                                                                            Page
                                                                            ----
 Section 1.1    General Purpose of the Plan...................................1

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

 Section 2.1    Association...................................................1
 Section 2.2    Board.........................................................1
 Section 2.3    Change in Control of the Association..........................1
 Section 2.4    Code..........................................................3
 Section 2.5    Committee.....................................................3
 Section 2.6    Disability....................................................3
 Section 2.7    Disinterested Board Member....................................3
 Section 2.8    Effective Date................................................3
 Section 2.9    Eligible Individual...........................................3
 Section 2.10   Eligible Director.............................................3
 Section 2.11   Exchange Act..................................................3
 Section 2.12   Exercise Price................................................4
 Section 2.13   Fair Market Value.............................................4
 Section 2.14   Incentive Stock Option........................................4
 Section 2.15   Non-Qualified Stock Option....................................4
 Section 2.16   Option........................................................4
 Section 2.17   Option Period.................................................4
 Section 2.18   Person........................................................4
 Section 2.19   Plan..........................................................4
 Section 2.20   Retirement....................................................5
 Section 2.21   Service.......................................................5
 Section 2.22   Share.........................................................5
 Section 2.23   Termination for Cause.........................................5

                                   ARTICLE III
                                   -----------

                                 ADMINISTRATION
                                 --------------

 Section 3.1    Committee.....................................................5
 Section 3.2    Committee Action..............................................6
 Section 3.3    Committee Responsibilities....................................6

                               (i)

                                   ARTICLE IV
                                   ----------

                                  STOCK OPTIONS
                                  -------------

 Section 4.1   Available Shares...............................................6
 Section 4.2   Grants to Eligible Individuals.................................7
 Section 4.3   Grants to Eligible Directors...................................8
 Section 4.4   Method of Exercise.............................................9
 Section 4.5   Provisions Applicable to All Options..........................10
 Section 4.6   Additional Provisions Relating to Incentive Stock Options.....11
 Section 4.7   Required Regulatory Provisions................................12

                                    ARTICLE V
                                    ---------

                            AMENDMENT AND TERMINATION
                            -------------------------

 Section 5.1   Termination....................................................14
 Section 5.2   Amendment......................................................14
 Section 5.3   Adjustments in the Event of a Business Reorganization..........14

                                   ARTICLE VI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

 Section 6.1   Status as an Employee Benefit Plan.............................15
 Section 6.2   No Right to Continued Employment...............................15
 Section 6.3   Construction of Language.......................................15
 Section 6.4   Governing Law..................................................16
 Section 6.5   Headings.......................................................16
 Section 6.6   Non-Alienation of Benefits.....................................16
 Section 6.7   Taxes..........................................................16
 Section 6.8   Approval of Shareholders.......................................16
 Section 6.9   Notices........................................................17

                                      (ii)

                 WAKE FOREST FEDERAL SAVINGS & LOAN ASSOCIATION
                 ----------------------------------------------

                             1997 STOCK OPTION PLAN
                             ----------------------


                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------


      SECTION 1.1 GENERAL PURPOSE OF THE PLAN.

      The purpose of the Plan is to promote the growth and profitability of the Association, to provide certain key officers, employees and directors of the Association and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Association.



                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------


      The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

      SECTION  2.1  ASSOCIATION   means  Wake  Forest  Federal  Savings  &  Loan
Association, a federally chartered savings institution, and any successor thereto.

      SECTION 2.2 BOARD means the Board of Directors of the Association.

      SECTION 2.3 CHANGE IN CONTROL OF THE ASSOCIATION means any of the following events:

          (a) approval by the stockholders of the Association of a transaction that would result in the reorganization, merger or consolidation of the Association with one or more other persons, other than a transaction following which:

               (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Association; and

               (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Association;

          (b) the acquisition of all or substantially all of the assets of the Association or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Association entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Association of any transaction which would result in such an acquisition;

          (c) a complete liquidation or dissolution of the Association, or approval by the stockholders of the Association of a plan for such liquidation or dissolution;

          (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Association do not belong to any of the following groups:

               (i) individuals who were members of the Board of Directors of the Association on the effective date of this Plan; or


               (ii) individuals who first became members of the Board of Directors of the Association after the effective date of this Plan either:

                    (A) upon  election  to serve  as a  member  of the  Board of
               Directors of the Association by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (B) upon election by the  stockholders of the Association to serve as a member of the Board of Directors of the Association, but only if nominated for election by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the

          Exchange Act) other than by or on behalf of the Board of the Association; or

          (e) any event which would be described in section 2.3(a),  (b), (c) or
     (d) if the term "Wake Forest Bancorp, M.H.C." were substituted for the term "the Association" therein.

In no event, however, shall a Change in Control of the Association be deemed to have occurred as a result of any acquisition of securities or assets of the Association by a parent or subsidiary of the Association or by any employee benefit plan maintained by any of them. For purposes of this section 2.3, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

      SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

      SECTION 2.5 COMMITTEE means the Committee described in section 3.1.

      SECTION 2.6 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Association which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

      SECTION 2.7 DISINTERESTED BOARD MEMBER means a member of the Board who (a) is not a current employee of the Association, (b) is not a former employee of the Association who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Association, (d) does not receive remuneration from the Association, either directly or indirectly, in any capacity other than as a director and (d) is not currently and for a period of at least one year has not been eligible for discretionary awards under any stock compensation plan of the Association. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

      SECTION 2.8 EFFECTIVE DATE means the date on which the stockholders of the Association approve the Plan as contemplated by section 6.8.

      SECTION 2.9 ELIGIBLE INDIVIDUAL means any individual whom the Committee may determine to be a key officer or employee of the Association (or of any subsidiary of the Association) and select to receive a grant of an Option pursuant to the Plan.

      SECTION 2.10 ELIGIBLE DIRECTOR means a member of the Board who is not also an employee or an officer of the Association.

      SECTION 2.11 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended (including the corresponding provisions of any succeeding law).

      SECTION 2.12 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.2 with regard to Options granted to Eligible
Individuals  and  section  4.3  with  regard  to  Options  granted  to  Eligible
Directors.

      SECTION 2.13 FAIR MARKET VALUE means, with respect to a Share on a specified date:

          (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

          (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

          (c) if sections 2.13(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

      SECTION 2.14 INCENTIVE  STOCK OPTION means a right to purchase Shares that
(a) is granted to an Eligible Individual, (b) is designated by the Committee to be an Incentive Stock Option, and (c) that satisfies the requirements of section 422 of the Code.

      SECTION 2.15 NON-QUALIFIED STOCK OPTION means a right to purchase Shares that (a) is granted to an Eligible Director; or (b) is granted to an Eligible Individual and is designated by the Committee to be a Non-Qualified Stock Option, or (c) is granted to an Eligible Individual and does not satisfy the requirements of section 422 of the Code.

      SECTION  2.16  OPTION  means  either  an  Incentive   Stock  Option  or  a
Non-Qualified Stock Option.

      SECTION 2.17 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 4.2 with regard to Options granted to Eligible Individuals and section 4.3 with regard to Options granted to Eligible Directors.

      SECTION 2.18 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

      SECTION 2.19 PLAN means the Wake Forest Federal Savings & Loan Association 1997 Stock Option Plan, as amended from time to time.

      SECTION 2.20 RETIREMENT means retirement at the normal or early retirement date as set forth in any applicable retirement plan of the Association.

      SECTION 2.21 SERVICE means service for the Association (or any subsidiary of the Association) as an employee in any capacity, service as a director or emeritus director or advisory director of the Association, or, with respect to any individual who is contractually bound by restrictive covenants against competition or solicitation which operate to benefit the Association (or any subsidiary of the Association), performance under such covenants.

      SECTION 2.22 SHARE means a share of Common Stock, par value $.01 per share, of the Association.

      SECTION 2.23 TERMINATION FOR CAUSE means termination of employment with the Association for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such employee shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice of termination shall be given to such employee not later than five (5) business days after the Board adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (which meeting shall be held not more than fifteen (15) days after notice to the individual of the meeting), at which meeting there shall be a reasonable opportunity for the employee to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the individual for cause.


                                   ARTICLE III
                                   -----------


                                 ADMINISTRATION
                                 --------------


      SECTION 3.1 COMMITTEE.

      The Plan shall be administered by a Committee consisting of the members of the Compensation Committee of the Association who are Disinterested Board Members. If fewer than two members of the Compensation Committee of the Association are Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

      SECTION 3.2 COMMITTEE ACTION.

      The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Association and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.


      SECTION 3.3 COMMITTEE RESPONSIBILITIES.

      Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

          (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

          (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

          (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.


                                   ARTICLE IV
                                   ----------

                                  STOCK OPTIONS
                                  -------------

      SECTION 4.1 AVAILABLE SHARES.

      Subject to section 5.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

          (a) 54,000 Shares; over

          (b) the sum of:

               (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

               (ii) the number of Shares with respect to which previously granted Options have been exercised.

For purposes of this section 4.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares. In no event shall more than a cumulative total of 16,200 Shares be issued under Options granted to Eligible Directors hereunder.

      SECTION 4.2 GRANTS TO ELIGIBLE INDIVIDUALS.

          (a) Subject to section 4.7 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

          (b) The price per Share at which an Option granted to an Eligible Individual may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

          (c) Subject to section 4.7, the Option Period during which an Option granted to an Eligible Individual may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

               (i) the close of business on the last day of the three-month period commencing on the date of the Eligible Individual's termination of employment with the Association (and all parents, subsidiaries and affiliates thereof), other than on account of death or Disability, Retirement or a Termination for Cause;

               (ii) the close of business on the last day of the one-year period commencing on the date of the Eligible Individual's termination of employment with the Association (and all parents, subsidiaries and affiliates thereof) due to death, Disability or Retirement;

               (iii) the date and time when the Eligible Individual ceases to be an employee of the Association (and all parents, subsidiaries and affiliates thereof) due to a Termination for Cause; and

               (iv) the last day of the ten-year period commencing on the date on which the Option was granted.

      SECTION 4.3 GRANTS TO ELIGIBLE DIRECTORS.

          (a) On the Effective Date, each Person who is then an Eligible Director shall be granted an Option to purchase the number of Shares specified for him or her in Column II of Table I attached hereto.

          (b) Any Option granted under this section 4.3 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for the Shares subject to the Option, and the Option Period, all as determined pursuant to this section 4.3. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.

          (c) The price per Share at which an Option granted to an Eligible Director under this section 4.3 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

          (d) Subject to section 4.3(e), the Option Period during which an Option granted to an Eligible Director under this section 4.3 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

               (i) removal for cause in accordance with the Association's bylaws; or

               (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

          (e) During the Option Period, the maximum number of Shares as to which an outstanding Option granted pursuant to section 4.3(a) may be exercised shall be as follows:

               (i) prior to the first anniversary of the Effective Date, the Option shall not be exercisable;

               (ii) on and after the first anniversary, but prior to the second anniversary, of the Effective Date, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

               (iii) on and after the second anniversary, but prior to the third anniversary, of the Effective Date, the Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

               (iv) on and after the third anniversary, but prior to the fourth anniversary, of the Effective Date, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

               (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the Effective Date, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

               (vi) on and after the fifth anniversary of the date on which the Option is granted and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased.

     To the extent that any Option shall not have become exercisable prior to the date on which the Option holder terminates Service with the Association (and all parents, subsidiaries and affiliates thereof), such Option shall not thereafter become exercisable; provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability while in Service.

      SECTION 4.4 METHOD OF EXERCISE.

          (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased shall be 100, or, if less, the total number of Shares relating to the Option that are then available for purchase. An Option holder shall exercise an Option to purchase Shares by:

               (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

               (ii)  delivering to the Committee full payment,  consistent  with section 4.4(b), for the Shares as to which the Option is to be exercised; and

               (iii) satisfying such other conditions as may be prescribed in the Option agreement.

          (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Association may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned beneficially by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) by requesting the Association to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof; provided, however, that an election under section 4.4(b)(ii) or (iii) shall be subject to the conditions and limitations of Rule 16b-3 promulgated under the Exchange Act. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Association, together with a copy of irrevocable instructions to a broker to deliver promptly to the Association the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Association may enter into agreements for coordinated procedures with one or more brokerage firms.

          (c) When the requirements of section 4.4(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Association, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 5.3.


      SECTION 4.5 PROVISIONS APPLICABLE TO ALL OPTIONS.

          (a) Any Option granted under the Plan shall be evidenced by a written agreement which shall:

               (i) designate the Option as either an Incentive Stock Option or a Non-Qualified Stock Option;

               (ii) specify the number of Shares covered by the Option;

               (iii) specify the Exercise Price for the Shares subject to the Option;

               (iv) specify the Option Period;

               (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

               (vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

          (b) An Option by its terms shall not be transferable by the Option holder other than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder; provided, however, that notwithstanding any provisions of this Plan to the contrary, and if permitted by the Committee, an option which has become exercisable and which is not an Incentive Stock Option may be transferred by, and only by, the person to whom the Option was originally granted to (i) one or more of his spouse, children and grandchildren, or (ii) one or more trusts for the benefit of himself and/or one or more of the foregoing individuals. Any such transfer shall be effected by written notice to the

Association given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Association prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

          (c) The Association's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Association shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.


      SECTION 4.6 ADDITIONAL PROVISIONS RELATING TO INCENTIVE STOCK OPTIONS.

      In addition to the limitations of section 4.6, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following additional provisions:

          (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Individual which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option.

          (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Association shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise

     Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option.

          (c) The  Option  Period of an  Incentive  Stock  Option  granted to an
     Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Association, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option.

          (d) An Incentive Stock Option that is exercised during its designated Option Period but more than (i) three (3) months after the termination of employment with the Association (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Individual to whom it was granted; and (ii) one (1) year after such individual's termination of employment with the Association due to disability (within the meaning of section 22(e)(3) of the Code); may be exercised in accordance with the terms but shall be treated as a Non-Qualified Stock Option.

          (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.


      SECTION 4.7 REQUIRED REGULATORY PROVISIONS.

      Notwithstanding anything contained herein to the contrary:

          (a) No Option shall be granted under the Plan prior to the date on which the Plan is approved by the requisite vote of holders of Shares.

          (b) No Eligible Individual may be granted Options to purchase more than 13,500 Shares.

          (c) Each Option granted hereunder shall become exercisable as follows, unless a less rapid schedule is prescribed by the Committee when the Option is granted:

               (i) prior to the first anniversary of the Effective date, the Option shall not be exercisable;

               (ii) on and after the first anniversary, but prior to the second anniversary, of the Effective Date, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

               (iii) on and after the second anniversary, but prior to the third anniversary, of the Effective Date, the Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

               (iv) on and after the third anniversary, but prior to the fourth anniversary, of the date Effective Date, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

               (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the Effective Date, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

               (vi) on and after the fifth anniversary of the Effective Date and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased.

     To the extent that any Option shall not have become exercisable prior to the date on which the Option holder terminates Service with the Association, such Option shall not thereafter become exercisable; provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability while in Service.

          (d) The Exercise Period of any Option granted hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period.

          (e) No Option granted hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's employment with the Association is terminated in a Termination for Cause.

                                    ARTICLE V
                                    ---------

                            AMENDMENT AND TERMINATION
                            -------------------------


      SECTION 5.1 TERMINATION.

      The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.


      SECTION 5.2 AMENDMENT.

      The Board may amend or revise the Plan in whole or in part at any time; provided, however, that if the amendment or revision:

          (a) materially increases the benefits accruing under the Plan;

          (b) materially increases the number of Shares which may be issued under the Plan; or

          (c) materially modifies the requirements as to eligibility for Options under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Association; and provided, further, that no amendment required to comply with or conform to any condition imposed under section 162(m) of the Code on federal income tax deductions allowable to the Association in respect of the Plan shall require such approval.


      SECTION 5.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

          (a) In the event of any merger, consolidation, or other business reorganization in which the Association is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 4.1 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

          (b) In the event of any merger, consolidation, or other business reorganization in which the Association is not the surviving entity, any Options granted under the Plan which remain outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Committee upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Committee determines in good faith to be equivalent in value to the Options that have been cancelled and that had become exercisable prior to such cancellation.




                                   ARTICLE VI
                                   ----------

                                  MISCELLANEOUS
                                  -------------


      SECTION 6.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.

      This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


      SECTION 6.2 NO RIGHT TO CONTINUED EMPLOYMENT.

      Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of employment by the Association or upon any Eligible Director any right to a continuation of his position as a director of the Association. The Association reserves the right to dismiss any Eligible Individual or remove any Eligible Director or otherwise deal with any Eligible Individual or Eligible Director to the same extent that it could if the Plan had not been adopted.


      SECTION 6.3 CONSTRUCTION OF LANGUAGE.

      Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

      SECTION 6.4 GOVERNING LAW.

      The Plan shall be construed, administered and enforced according to the federal laws of the United States of America and, in the absence of controlling federal law, according to the internal laws of the State of North Carolina applicable to contracts entered into between citizens and residents of the State of North Carolina to be performed wholly within the borders of such State.

      SECTION 6.5 HEADINGS.

      The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

      SECTION 6.6 NON-ALIENATION OF BENEFITS.

      The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

      SECTION 6.7 TAXES.

      The Association shall have the right to deduct from all amounts paid by the Association in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Association shall have the right to require such Person to pay the Association the amount of any tax which the Association is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

      SECTION 6.8 APPROVAL OF SHAREHOLDERS.

      The Plan and all Options granted hereunder shall be conditioned on the approval of the Plan by the majority of the votes eligible to be cast by holders of Shares of the Association (other than Wake Forest Bancorp, M.H.C.) at an annual or special meeting of the holders of Shares held no earlier than October 3, 1996. No Option under the Plan shall be granted, nor shall any such Option be exercised or any Shares issued or purchased, prior to such approval.

      SECTION 6.9 NOTICES.

      Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

      (a) If to the Committee:

              Wake Forest Federal Savings & Loan Association 302 South Brooks Street, P.O. Box 707 Wake Forest, North Carolina 27588-0707

              Attention: Stock Option Committee

          (b) If to an Option holder, to the Option holder's address as shown in the Association's personnel records.

                                     TABLE 1


===============================================================================
                  I                                       II
-------------------------------------------------------------------------------
          Howard Brown                                   2,315
          Leelan Woodlief                                2,315
          John Lyon                                      2,314
          Paul Brixhoff                                  2,314
          Harold Washington                              2,314
          Watson Wilkinson                               2,314
          Fred Sandusky                                  2,314
===============================================================================